                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA



--------------------------------X

NORTHSTAR HEALTH SERVICES, INC. :

                 Plaintiff      :

            vs.                 :       Civil Action No. 97-510

THOMAS ZAUCHA, et al.           :

                 Defendant.     :

--------------------------------X



                                 ORDER OF COURT


                  AND NOW, this 4th day of April, 1997,

                  IT IS ORDERED that the attached transcript shall be and hereby is made part of the record at the above Civil Action No. 97-510.

                  IT IS FURTHER ORDERED that the attached transcript shall constitute a record of the Settlement Agreement reached by the parties on March 28, 1997.


                                                 /s/ Donald E. Ziegler
                                             ------------------------------
                                                      Donald E. Ziegler
                                                      Chief Judge


cc:      Counsel of record.

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA



--------------------------------X

NORTHSTAR HEALTH SERVICES, INC. :

                 Plaintiff      :

            vs.                 :       Civil Action No. 97-0510

THOMAS ZAUCHA, et al.           :

                 Defendants     :

--------------------------------X



                                   PROCEEDINGS

         Transcript of hearing commencing on FRIDAY, MARCH 28, 1997, United States District Court, Pittsburgh, Pennsylvania, before Honorable DONALD ZIEGLER, Chief District Judge.

APPEARANCES:

For the Plaintiff:                      By:  Paul Manion, Esq.
                                             Mary Jo Rebel, Esq.
                                             Stuart L. Shapiro, Esq.
                                             Paul Titus, Esq.

For the Defendants:                     By:  Steven H. Reisberg, Esq.
                                             David G. Ries, Esq.
                                             Donald M. Lund, Esq.


                                              Reported by:
                                              Patricia W. Sherman
                                              Official Court Reporter
                                              1017A USPO & Courthouse
                                              Pittsburgh, Pennsylvania  15219
                                              (412) 281-6855


Proceedings recorded by mechanical stenography. Transcript produced by computer-aided transcription.

                   FRIDAY MORNING, MARCH 28, 1997, 11:15 A.M.

                  THE COURT: This case is entitled Northstar Health Services, Inc., as plaintiff, vs. Thomas W. Zaucha and others as defendants, Civil Action No. 97-0510 wherein pending before the Court is a motion for a preliminary injunction and temporary restraining order. The defendants responded with a motion for stay and a motion to dismiss.

                  The Court scheduled a status conference and a number of the principals are present with their able lawyers, and I am pleased to announce that a partial resolution of this matter apparently has been consummated.

                  Counselor, do you want to summarize the terms and conditions?

                  MR. REISBERG:  Yes, Your Honor.  The terms are as follows:

                  One, the parties agree that they will file a Section 225 proceeding under Delaware law and seek an expedited resolution of that action before the Delaware Chancery Court.

                  Two, the parties agree to a stay of the Pittsburgh action pending the outcome of the Delaware proceeding.

                  Three, each party will pay all of their own attorney fees and expenses in connection with the Delaware Section 225 action. Only the party who is the successful party in that action will be entitled to seek reimbursement of those fees and expenses from the company.

                  Four, the parties agree to abide by the decision of the Delaware Chancery Court. This means that if Mr. Zaucha and his slate of directors is confirmed by the Delaware Chancery Court, then the Brody board will dismiss this action with prejudice.

                  I can't remember the number -- maybe it's six.

                  THE COURT:  Five.

                  MR. REISBERG: Thank you. During the interim period while the Delaware action is pending, it is agreed as follows: A, Northstar will not take any action that requires board approval without the mutual consent of both the Zaucha board and the Brody board. The parties will cooperate to the extent that board approval is required for such items as the completion of the audit.

                  B, no company funds will be further expended in connection with any costs related to the proxy contest or the related litigation.

                  C, Mr. Watson is to remain as president of the company during this interim period with his authority limited to the routine day-to-day operations of the company.

                  D, no further payments will be made pursuant to any consulting or other agreements to any other person.

                  And E, the parties will jointly agree upon a filing of this agreement with the SEC and a press release. No other press releases will be made by either party commenting on the proceedings. Your Honor, that's my understanding of what my outline was.

                  THE COURT: I have one question. You stated that the parties will abide by the decision of the Chancery Court of Delaware. Does that mean that the decision of the Chancery Court will be final and binding with no right of appeal to either side?

                  MR. SHAPIRO:  I don't think that was what was proposed.

                  MR. REISBERG: I hadn't thought about that, Your Honor. I wouldn't -- I don't object if the parties have a right to appeal that determination. I don't know what the other --

                  MR. SHAPIRO: I would cut off that. So, I think we're in agreement that it meets -- the decision of the Delaware courts would be abided by. In other words, this case will --

                  THE COURT: You're talking about years of litigation before it gets to the Delaware Supreme Court.

                  MR. SHAPIRO:  I don't think, so, Your Honor.

                  THE COURT:  You're talking at least 24 months.

                  MR. SHAPIRO: I don't think that either, a case like this. But I --

                  MR. REISBERG: Your Honor, we would abide by the decision, Tom. I think we'd abide by the decision of the Delaware Chancery Court. That would be acceptable to us.

                  MR. SHAPIRO: Your Honor, if the Chancery Court were to decide promptly, and then there were an appeal, the decision would be effective and whoever the board was as a result of that decision would take control. So, if I'm wrong and Your Honor is right, which occasionally happens in my experience, and it took 24 months, it would all be moot.

                  If it took through two weeks or three weeks for the Delaware Supreme Court, which they do very quickly on this kind of thing, I don't think it's going to be meaningful. I hate to sort of give up a right to appeal without having thought about it, but I don't think it's going to have an impact on the situation.

                  MR. REISBERG: Your Honor, if I may, given Mr. Shapiro's comment, it does resolve a problem which I just replied to which is certainty. That is a problem if it was uncertainty about who the board was during the appeal period. I think we are in agreement that upon the ruling of Delaware Chancery Court, whatever board is affirmed by that court will be able to take office immediately.

                  MR. SHAPIRO: I think certainty is so important that both sides ought to agree to that, and we do.

                  THE COURT:  So, we are agreed on that point?

                  MR. SHAPIRO:  Yes.

                  THE COURT: Whatever the Chancery Court rules with respect to the competing boards will be accepted by the other side and the victor will assume control of the company.

                  MR. SHAPIRO: Right. Without waiving rights on the appeal. There was one point that Mr. Reisberg mentioned which I don't think was in the original proposition which was the limitation of Mr. Watson's authority as the president. That's not something that anybody discussed. I don't know what it means. I'd rather stay with the proposition that was made that we accepted.

                  THE COURT:  What do you define as the duties of Mr. Watson?

                  MR. REISBERG: Your Honor, we recognize that during this interim period, we have to accept somebody running the company on a day-to-day basis. What we don't want happening during this period is for Mr. Watson to make decisions such as firing senior employees, hiring senior employees, making decisions to make major purchases or sales of assets.

                  I think it's, since we're talking a relatively short period of time, it should be possible to run a business, open the doors in the morning, and conduct your routine business without having to make what are otherwise decisions which the new management really should have the right to make.

                  THE COURT:  What is your advice?

                  MR. SHAPIRO: I don't -- I just -- I'm disabled to respond because I have no knowledge whether there were issues coming up in the next two or three weeks.

                  What I assumed was that the management wasn't going to be able to make any decisions that required board approval. This was the proposal but they'd be able to manage the business in the ordinary course. If that means you catch somebody stealing, you fire them. It seems to me you got to be able to do that. If you have a vendor that submitted a bill, you got to be able to pay him. I didn't -- you're going to end up spending a lot of time running the business if we have to squabble over decisions over the next two or three weeks.

                  THE COURT:  There are two examples he has cited --

                  MR. REISBERG: That day-to-day operation of the business, the decision to fire the chief financial officer and hire someone else, I suggest is not something that has to be done within the next two or three weeks.

                  THE COURT:  I agree with that.

                  MR. REISBERG: To open a client doesn't have to be decided within the next few weeks. I don't think we have a dispute. I just don't want the other side to say, look, well, look, because this is the Brody board, nevertheless, it is a senior management decision, we have carte blanche here. That would put us in -- it would be very uncomfortable.

                  THE COURT:  Let's work it out.  What is your suggestion, Paul?

                  MR. TITUS: What I had was a little different thing than what I had heard. That is, no payments to consultants, and frankly, I don't know who consultants are. Certainly in terms of incurring further fees from this day forward or in terms of something like that, but there may be fees that are due and owing and anything that's due and owing as of today would be paid in the ordinary course. I would assume they mean going forward from today is what we're talking about.

                  MR. REISBERG:  I'm talking about going forth from today.

                  THE  COURT:  Are  your  concerns  concerning  discharge?   You
mentioned someone may be discharged which you thought would be part of this ongoing dispute? Do you have someone in mind?

                  MR. REISBERG: In the past, Your Honor, there had been people in the senior management position, I believe it was a treasurer, who was fired over Mr. Zaucha's objections. We wouldn't want change in senior -- there are many people in current jobs who Mr. Zaucha wants to retain. We won't want them fired by this named management during the next few weeks. Is that contemplated at all, Mr. Shapiro?

                  MR. SHAPIRO: Apparently, no. There were some people fired this week but they were fired by Mr. Zaucha when they broke into the office. I don't think anybody else is -- anybody on this side of the table is contemplating firing anybody.

                  MR. REISBERG: Your Honor, as long as they don't and since I'm also thinking that they were creating an issue that may not exist as long as the other side is keeping us advised of these management issues, we can always, if we have disagreement, bother your Court. I hope that won't happen.

                  MR. SHAPIRO:  We're not going to presume to do that.

                  THE COURT: Anything else you gentlemen want to place on the record? What is your name, sir?

                  MR. WATSON: David Watson, president. Since my name is being banded about here, so informally, I thought I would at least say that I have been running the company with Tom Zaucha for many, many years. I do think I have rather good judgment about firing and hiring people, and I really don't expect my authority to be limited to the point where I have to ask questions everyday of an eleven member board.

                  In fact, this company is in a rather difficult period of time where we are looking at limiting expenses and potentially closing some things and opening others.

                  Contracts. We have a potential contract we can sign in the next week. There is positive things. I have never done anything that would be negative toward the company. I do not think that I should be having my power limited in the normal course of business.

                  MR. REISBERG:  Your Honor --

                  THE COURT:  That's the key phrase.

                  MR. WATSON: That's all I've been doing in the normal course of business.

                  MR. REISBERG: Your Honor, I believe Mr. Watson's position is really a caretaker right now, pending the outcome of this proceeding, rather than an active manager's decision about active management of this company and which way it's going to go.

                  We should decide who is going to control first as caretaker, and given the relationship between the two, leaving the company in Mr. Watson's hands on a day-to-day basis for routine business decisions.

                  THE COURT:  Fine.  Does that solve it?

                  MR. SHAPIRO:  I think so.

                  THE COURT: Very good, sir. Anything else you want to place on the record? Very good. Thank you. Have a nice holiday.

                           *  *  *  *  *

                  I certify that the foregoing is a correct transcript from the record of proceedings in the above-entitled matter.


Dated:  3-31-97                            /s/ Patricia W. Sherman
                                           Patricia W. Sherman,
                                           Official Court Reporter

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


NORTHSTAR HEALTH SERVICES, INC.           )        Civil Action No. 97-0510
                                          )
                                          )
                   Plaintiff,             )        Judge Ziegler
                                          )        Magistrate Judge Sensenich
                                          )
        v.                                )
                                          )
                                          )
THOMAS W. ZAUCHA,                         )
ZAUCHA FAMILY L.P.                        )
ALICE L. ZAUCHA,                          )
COMMONWEALTH ASSOCIATES, L.P.,            )        JURY TRIAL DEMANDED
MICHAEL S. FALK,                          )
JOSEPH F. MICALLEF,                       )
BASIL J. ASCIUTTO,                        )
ANDREAS V. BELLO,                         )
LAWRENCE F. JINDRA,                       )
JAMES H. MCELWAIN,                        )
MARK G. MYKITYSHYN,                       )
ROGER J. RESCHINI, and                    )
DAVID B. WHITE                            )
                                          )
                   Defendants.            )


                                 ORDER OF COURT
                                 --------------

          AND NOW, this 5th day of May 1997, IT IS HEREBY ORDERED, ADJUDGED and DECREED that the Settlement attached hereto is entered as an Order of this Court. This Court shall have continuing jurisdiction to enforce the terms of the Settlement.

                                   /s/ Donald E. Ziegler
                                   -------------------------
                                   Donald E. Ziegler
                                   Chief Judge

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA



NORTHSTAR HEALTH SERVICES, INC.               )      Civil Action No. 97-0510
                                              )
                                              )
                   Plaintiff,                 )      Judge Ziegler
                                              )      Magistrate Judge Sensenich
                                              )
           v.                                 )
                                              )
                                              )
THOMAS W. ZAUCHA,                             )
ZAUCHA FAMILY L.P.                            )
ALICE L. ZAUCHA,                              )
COMMONWEALTH ASSOCIATES, L.P.,                )      JURY TRIAL DEMANDED
MICHAEL S. FALK,                              )
JOSEPH F. MICALLEF,                           )
BASIL J. ASCIUTTO,                            )
ANDREAS V. BELLO,                             )
LAWRENCE F. JINDRA,                           )
JAMES H. MCELWAIN,                            )
MARK G. MYKITYSHYN,                           )
ROGER J. RESCHINI, and                        )
DAVID B. WHITE                                )
                                              )
                   Defendants.                )


                                   SETTLEMENT
                                   ----------

          This Settlement, by and between Steven N. Brody, Charles B. Jarrett, Jr., Timothy C. Pesci, Robert J. Smallacombe, and David D. Watson, individually (collectively and hereinafter referred to as the "Brody Board"), and Thomas W. Zaucha, Zaucha Family L.P., Alice L. Zaucha, Commonwealth Associates, L.P., Michael S. Falk, Joseph F. Micallef, Basil J. Asciutto, Andreas V. Bello, Lawrence F. Jindra, James H. McElwain, Mark G. Mykityshyn, Roger G. Reschini, and David B. White, individually, (collectively and hereinafter referred to as the "Zaucha Group").

The Brody Board and Zaucha Group are collectively referred to herein as "the Parties."

          1. The Parties have sought and will diligently pursue an expedited resolution of the Delaware Section 225 Action before the Delaware Chancery Court.

          2. The Parties agree to stay the dispute entitled Northstar Health Services, Inc. v. Thomas W. Zaucha et al. (C.A. No. 97-0510 W.D. Pa.) (the "Western District Action"), pending the outcome of the claims and counterclaims filed in a Section 225 Action in Delaware Chancery Court entitled Thomas W. Zaucha v. Steven N. Brody, et al. (C.A. No. 15638) and scheduled for hearing on May 7, 1997 (the "Delaware Section 225 Action").

          3. Each party agrees to pay all of their own attorney fees and expenses incurred from and after March 28, 1997, arising in connection with the Delaware Section 225 Action and in connection with the Western District Action. Only the successful board ("Successful Board" means the party ultimately found to be in control of Northstar Health Services, Inc. after the final resolution of the Delaware Section 225 Action (including the resolution of all appeals)), will be entitled to seek reimbursement of those fees and expenses from Northstar Health Services, Inc.

          4. The Parties agree to be bound by the decision of the trial court in the Delaware Section 225 Action, such that whichever Board is confirmed by the Delaware trial court immediately assumes control of Northstar Health Services, Inc.

The right to appeal the Delaware trial court's decision is retained by the Defeated Board ("Defeated Board" means the Board not deemed by the Delaware trial court to be in control of Northstar Health Services, Inc.) but this right to appeal does not, in any way, delay the assumption of control of Northstar by the Successful Board. If the Zaucha Board is the Successful Board, Northstar and the Brody Board agree that they will dismiss with prejudice the entire Western District Action.

          5. During the Interim Period ("Interim Period" means the period commencing March 28, 1997 following the hearing before Judge Ziegler through the resolution of the Delaware Section 225 Action by the Chancery Court scheduled for May 7, 1997), the parties agree to the following:

                  a. The Company shall not take any action that requires Board Approval without the mutual consent of the Brody Board and the Zaucha Board ("Board Approval" means action for which there is a requirement under federal or Delaware law or the Articles or Bylaws of the Company that an approval by the Board is necessitated before a certain action of the company can commence). The Parties will cooperate to the extent that Board Approval is required.

                  b. No Company funds will be expended in connection with the Delaware 225 action, including any appeals, or the Western District Action. During the Interim Period, Company funds may be paid for services rendered in connection with the proxy solicitation contest provided that such services were rendered prior to March 28, 1997. During the Interim Period, Company funds will continue to be paid to all vendors, suppliers and other contract holders provided their services are provided to Northstar Health Services, Inc. in the ordinary course of business.

                  c. It is agreed that the person who shall be responsible for the management of the Company during this Interim Period will be David Watson. Mr. Watson shall remain President of the Company with authority limited to those routine day-to-day operations of the Company necessary to maintain the Company, during the Interim Period. Mr. Watson will be acting in the capacity of a caretaker, preserving the Company for the management ultimately determined by the Delaware Section 225 Action.

                  d. No payments shall be made pursuant to any consulting or other agreements for services rendered after March 28, 1997, to either Mr. Brody or Mr. Smallacomb under their consulting and/or employment agreements.

                  e. The Parties acknowledge that the transcript of the March 28, 1997 proceeding has been submitted to the U.S. Securities and Exchange Commission. The Parties also acknowledge that they were unable to agree upon the language for a press release summarizing the March 28, 1997 proceeding; therefore, no press release was filed.


                  f. The Parties agree not to issue any press releases relating to the Western District Action until the Delaware Section 225 Chancery Court proceeding is completed. ("Press Release" shall mean any written statement delivered by the parties or their agents or employees to members of the press.)


          6. This Settlement and the transcript of the March 28 Agreement constitute the entire understanding and agreement of the parties with respect to the matters which are the subject thereof. Any promises or conditions, whether written or oral, not specifically incorporated herein or in the March 28 Agreement, shall not be binding upon any of the parties hereto with respect to the matters contained herein.

          7. The parties consent to the continuing jurisdiction of this Court to enforce the terms of this Order and Settlement Agreement. In the event of a breach of this Settlement by any party hereto, the prevailing party in any action to enforce its rights hereunder shall be entitled to recover all costs and expenses, including reasonable attorneys' fees.